As filed with the Securities and Exchange Commission on May 11, 2006.
                                                      Registration No. 333-06752
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------
                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                              --------------------
                               THE RANK GROUP Plc
             (Exact name of Registrant as specified in its charter)


                England                                  Not Applicable
    (State or other jurisdiction of                    (I.R.S. Employer
    incorporation or organization)                   Identification Number)

                                6 Connaught Place
                             London, England W2 2EZ
                                +44 20 7706-1111
   (Address and telephone number of Registrant's principal executive offices)

           THE RANK ORGANISATION OVERSEAS EXECUTIVE STOCK OPTION PLAN
            THE RANK ORGANISATION 1995 EXECUTIVE SHARE OPTION SCHEME
                THE RANK GROUP 1996 EXECUTIVE SHARE OPTION SCHEME
                     THE RANK GROUP LONG TERM INCENTIVE PLAN
                            (Full title of the plans)

                                   TOM CASALE
                                RANK AMERICA INC.
                              C/O RESORTS USA INC.
                                    ROUTE 209
                                BUSHKILL PA 18324
                                 +1 570-588-6661
            (Name, address and telephone number of agent for service)

                                   Copies to:
                           Doreen E. Lilienfeld, Esq.
                             Shearman & Sterling LLP
                              599 Lexington Avenue
                            New York, New York 10022
                                +1 (212) 848 7171

================================================================================

                              EXPLANATORY STATEMENT


This Post-Effective Amendment No. 1 to Registration Statement on Form S-8, Registration No. 333-06752 (the "Registration Statement"), is being filed to deregister certain ordinary shares of 10 pence each (the "Shares"), of The Rank Group Plc (the "Registrant") that were registered for issuance pursuant to The Rank Organisation Overseas Executive Share Option Plan, The Rank Organisation 1995 Executive Share Option Scheme, The Rank Group 1996 Executive Share Savings Scheme and The Rank Group Long Term Incentive Plan (the "Plans"). The Registration Statement registered 10,000,000 Shares issuable pursuant to the Plans to employees of the Registrant. In connection with the Registrant's suspension of duty to file reports under the Sections 13 and 15(d) of the U.S. Securities Exchange Act of 1934, the Registration Statement is hereby amended to deregister the remaining unissued Shares.

                                     PART II

                                   SIGNATURES

     Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, England, and in Bushkill, Pennsylvania, U.S.A. on May 11, 2006.




                                 THE RANK GROUP Plc


                                 By: /s/ Pamela Coles
                                     -------------------------------
                                 Name:    Pamela Coles
                                 Title:   Company Secretary


                                 By: /s/ Thomas V. Casale
                                     -------------------------------
                                 Name:    Thomas V. Casale
                                 Title:   Authorized U.S. Representative